Exhibit 10.6

SERVICES AGREEMENT

BETWEEN

HEADWATERS TECHNOLOGY INNOVATION GROUP, INC.,

RENTECH, INC.

AND

FT SOLUTIONS LLC

TABLE OF CONTENTS

		Page
Article I PROVISION OF SERVICES		1

Section 1.1	Subject to the terms and conditions of this Services Agreement, each of Headwaters and Rentech may, in its sole, reasonable discretion, provide or cause to be provided to the Company certain services, including without limitation, those services listed and described in Schedule A hereto (the “Services”)	1

Section 1.2	The parties acknowledge that Headwaters may provide certain services to the Company with respect to Qualified GTL Projects as set forth in Section 1.5 of the Company’s Operating Agreement of even date herewith	1

Article II PERFORMANCE OF SERVICES		2

Section 2.1	Standard of Performance	2

Section 2.2	Subcontract	2

Article III REIMBURSEMENT OF EXPENSES AND PAYMENT		2

Section 3.1	No Service Fee; Reimbursement of Expenses	2

Section 3.2	Payment	2

Section 3.3	Third-Person Invoices	2

Section 3.4	Interest on Delayed Payment	2

Article IV COOPERATION; ACCESS; THIRD-PERSON CONSENTS		3

Section 4.1	Cooperation and Access	3

Section 4.2	Third-Person Consents	3

Section 4.3	Coordinating Manager	3

Article V TERM AND TERMINATION		3

Section 5.1	Term	3

Section 5.2	Termination	3

Section 5.3	Effect of Expiration or Termination	4

Article VI CONFIDENTIALITY		4

Section 6.1	Maintenance of Confidentiality	4

Section 6.2	Permitted Disclosures	4

Section 6.3	Return of Confidential Information	4

Section 6.4	No License	4

Article VII WARRANTY; LIMITATION OF LIABILITY		5

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TABLE OF CONTENTS

(continued)

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SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the “Services Agreement”) is made and entered into as of June 15, 2004 (the “Effective Date”) by and between Headwaters Technology Innovation Group, Inc., a Utah corporation (“Headwaters”), Rentech, Inc., a Colorado corporation (“Rentech”), and FT Solutions LLC, a Delaware limited liability company (the “Company”).

BACKGROUND

A. The Company has been organized pursuant to that certain Operating Agreement of even date herewith (the “Operating Agreement”), as a joint venture between Rentech and Headwaters.

B. Pursuant to that certain Contribution Agreement among Headwaters, Rentech and the Company of even date herewith (the “Contribution Agreement”), Headwaters and Rentech are each contributing Contributed Assets, which relate to the FT Business (each as defined in the Contribution Agreement), as part of its initial capital contribution to the Company.

C. Headwaters, Rentech and the Company are entering into this Services Agreement to establish the terms and conditions pursuant to which each party shall provide certain services to the other party with respect to the FT Business.

D. It is the intention of the parties hereto to develop the business of the Company in each party’s respective competencies to ensure the Company’s commercial success.

E. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Operating Agreement or the Contribution Agreement, as the case may be.

ARTICLE I

PROVISION OF SERVICES

Section 1.1 Subject to the terms and conditions of this Services Agreement, each of Headwaters and Rentech may, in its sole, reasonable discretion, provide or cause to be provided to the Company certain services, including without limitation, those services listed and described in Schedule A hereto (the “Services”). For purposes of this Services Agreement, the party providing Services in any case is referred to as the “Providing Party” and the party receiving Services in any case is referred to as the “Receiving Party.” The Providing Party for Services required by the Company from time-to-time shall be designated by the Company’s Board of Representatives.

Section 1.2 The parties acknowledge that Headwaters may provide certain services to the Company with respect to Qualified GTL Projects as set forth in Section 1.5 of the Company’s Operating Agreement of even date herewith.

ARTICLE II

PERFORMANCE OF SERVICES

Section 2.1 Standard of Performance. The Providing Party shall use commercially reasonable efforts to provide, or cause to be provided, the applicable Services in substantially the same manner and at substantially the same levels (unless otherwise requested by the Receiving Party or set forth on the applicable Schedule) as such Services were provided in connection with their respective portions of the FT Business as they existed prior to the date hereof; provided that the Providing Party shall not be required by this Section 2.1 to, and shall not in fact, disclose to the Receiving Party any information that it holds or has acquired subject to an obligation of confidentiality to any Person which would be breached by such disclosure.

Section 2.2 Subcontract. The Providing Party shall have the right to retain one or more subcontractors to perform any of the applicable Services under this Services Agreement; provided that the Providing Party shall be held jointly and severally liable with such subcontractor in respect of performance by such subcontractor(s).

ARTICLE III

REIMBURSEMENT OF EXPENSES AND PAYMENT

Section 3.1 No Service Fee; Reimbursement of Expenses. The Providing Party shall provide the applicable Services to the Receiving Party free of charge to the Receiving Party; provided that the Providing Party shall be entitled to reimbursement from the Receiving Party for all actual out of pocket costs and expenses and direct labor costs (including fringe benefits) incurred by the Providing Party or on its behalf by third Persons in connection with such provision of Services.

Section 3.2 Payment. For all reimbursable expenses, the Providing Party shall submit statements of account to the Receiving Party on a monthly basis (in arrears) with respect to such expenses (the “Invoiced Amount”), setting out the Services provided by reference to the applicable Schedule and the amount of expenses reimbursable hereunder (together with any invoices for Services provided by third Persons). The Receiving Party shall pay the Invoiced Amount to the Providing Party by company check or wire transfer within thirty (30) days of the Receiving Party’s receipt of the Invoiced Amount.

Section 3.3 Third-Person Invoices. The Providing Party may cause any third Person to which amounts are payable by or for the account of the Receiving Party pursuant to any subcontract established pursuant to Section 2.2 to issue a separate invoice for such amounts. The Receiving Party shall pay or cause to be paid any such separate third Person invoices directly in accordance with the payment terms hereof.

Section 3.4 Interest on Delayed Payment. All amounts due and owing to the Providing Party hereunder but not paid by the Receiving Party on the due date thereof shall bear interest at the prime rate established by Citibank, N.A. from time to time. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

ARTICLE IV

COOPERATION; ACCESS; THIRD-PERSON CONSENTS

Section 4.1 Cooperation and Access. The Receiving Party shall fully cooperate in good faith with the Providing Party in connection with the provision of the applicable Services under this Services Agreement. The Receiving Party shall permit the Providing Party and its employees, agents and subcontractors access during regular business hours (or otherwise upon reasonable prior notice) to such records, data and personnel of the Receiving Party as are reasonably required for the Services to be performed. The Providing Party shall permit the Receiving Party and its employees and agents access during regular business hours (or otherwise upon reasonable prior notice) to individuals responsible for the applicable Services and shall provide the Receiving Party with such records and data as the Receiving Party may reasonably request for the purposes of allowing the Receiving Party to exercise general oversight and to monitor the performance of the applicable Services.

Section 4.2 Third-Person Consents. Each of the parties hereto shall use its commercially reasonable efforts to cooperate with and assist the other party hereto in obtaining any third Person consents or amendments necessary for the performance of the Services hereunder, including, without limitation, any required consent or amendment under any software license. The Receiving Party shall pay for (pursuant to Article III) the costs and expenses of obtaining any such consents or amendments. In the event that the parties hereto are unable to obtain any required consent or amendment, they shall negotiate in good faith reasonable modifications of the applicable Services such that such consents or amendments are not required.

Section 4.3 Coordinating Manager. On the Effective Date, each party hereto shall designate a coordinating manager to report and discuss issues with respect to the provision of Services under this Services Agreement. The coordinating managers shall meet to discuss the performance of the Services as often as reasonably necessary to ensure the orderly provision of the Services, and shall have authority to address and remedy problems related to the provision of Services to the extent consistent with this Services Agreement.

ARTICLE V

TERM AND TERMINATION

Section 5.1 Term. Each Service shall be provided commencing on the Effective Date until the expiration of the term for the provision of such Service in accordance with Section 5.2. This Services Agreement shall commence on the Effective Date and shall continue in full force and effect until the terms for the provision of all Services have expired or been earlier terminated.

Section 5.2 Termination. The Receiving Party may terminate this Services Agreement with respect to any Service upon sixty (60) Business Days prior written notice to the Providing Party, and the Providing Party may terminate this Services Agreement with respect to any Service upon thirty (30) days prior written notice to the Receiving Party. Any requested termination of a Service pursuant to this Section 5.2 shall become effective at the end of such sixty-day or thirty Business Day period; provided that if the Receiving Party is the terminating party, it shall reimburse the Providing Party for all out-of-pocket expenses or operating costs incurred by the Providing Party attributable to such early termination (pursuant to Article III).

Section 5.3 Effect of Expiration or Termination. The expiration or termination of this Services Agreement shall not affect any obligation of either party hereunder that was incurred prior to the effective date of, or that by its terms is intended to survive, the expiration or termination of this Services Agreement.

ARTICLE VI

CONFIDENTIALITY

Section 6.1 Maintenance of Confidentiality. Each of the parties hereto shall, during the term of this Services Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the other party hereto or its Affiliates disclosed to it (the “Confidential Information”). Neither party hereto shall use the Confidential Information of the other party hereto or its Affiliates during the term of this Services Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Services Agreement. Each of the parties hereto shall take all reasonable measures necessary to prevent any unauthorized disclosure of Confidential Information by any of it, its Affiliates and its respective officers, directors, employees, agents or consultants.

Section 6.2 Permitted Disclosures. Nothing herein shall prevent each party hereto, or any employee, agent or consultant of such party (in such capacity, the “Recipient”), from using, disclosing or authorizing the disclosure of any information it receives in the course of the performance hereunder from the other party hereto (in such capacity, the “Disclosing Party”) which: (i) becomes publicly available without default hereunder by the Recipient; (ii) is lawfully acquired by the Recipient from a source not known to the Recipient to be under any obligation to the Disclosing Party regarding disclosure of such information; (iii) is in the possession of the Recipient in written or other recorded form at the time of its disclosure hereunder; (iv) is non-confidentially disclosed to any third Person by or with the permission of the Disclosing Party; or (v) the Recipient believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange; provided that the Recipient consults with the Disclosing Party prior to making such disclosure.

Section 6.3 Return of Confidential Information. Upon expiration or termination of this Services Agreement, or upon request of the Disclosing Party, the Recipient shall return to the Disclosing Party all requested Confidential Information of the Disclosing Party, including all copies thereof, in the possession or under the control of it or its Parent Entity, its Affiliates or any of their respective personnel, or, at the Disclosing Party’s option, destroy or purge all such Confidential Information from its and its Affiliates’ systems and files and deliver to the Disclosing Party a written confirmation that such destruction and purging have been carried out.

Section 6.4 No License. The furnishing of Confidential Information of the Disclosing Party to the Recipient shall not constitute any grant of license to the Recipient except (i) for the purposes of performing under this Services Agreement, (ii) as otherwise expressly provided in this Services Agreement or (iii) as hereafter expressly agreed in writing by the Disclosing Party.

ARTICLE VII

WARRANTY; LIMITATION OF LIABILITY

Section 7.1 No Warranty. EXCEPT AS SET FORTH IN Section 2.1, THE PROVIDING PARTY MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER.

Section 7.2 Limitation of Liability. THE PROVIDING PARTY’S LIABILITY ARISING OUT OF THIS SERVICES AGREEMENT SHALL BE LIMITED TO THE AMOUNTS PAID BY THE RECEIVING PARTY HEREUNDER DURING THE PRIOR TWELVE (12) MONTH PERIOD. IN NO EVENT SHALL THE PROVIDING PARTY BE LIABLE TO ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND WHETHER OR NOT THE PROVIDING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT WILL THE PROVIDING PARTY BE LIABLE TO THIRD PARTIES FOR ANY DAMAGES WHATSOEVER.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Assignment; Binding Effect.

(a) Except as expressly provided herein, neither this Services Agreement nor any right, interest or obligation hereunder may be assigned by either party hereto without the prior written consent of the other party hereto and any attempt to do so will be void; provided that the merger or consolidation of one party into, or the sale of all or substantially all of the assets of such party to, a third Person shall not be deemed to be an assignment. As a condition precedent to consummating any such merger, consolidation or asset sale or transfer transaction, the Providing Party shall require the successor-in-interest of the business or assets of the Providing Party to assume the obligations of the Providing Party hereunder and shall confirm that this Services Agreement shall remain in full force and effect and binding upon such successor-in-interest in accordance with its terms, a copy of which written instrument shall be provided to the Receiving Party.

(b) Subject to Section 8.1(a), this Services Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

Section 8.2 Entire Agreement. This Services Agreement, the Operating Agreement and the other Additional Agreements contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of the parties with respect thereto.

Section 8.3 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Services Agreement shall in any event be effective without the written concurrence of each party hereto.

Section 8.4 Governing Law. This Services Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 8.5 Notices. Except as otherwise provided in this Services Agreement, any notice, demand or communication to a party hereto required or permitted to be given by any provision of this Services Agreement shall be given as provided in the Operating Agreement.

Section 8.6 Headings. The titles of the Articles and the headings of the Sections of this Services Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Services Agreement.

Section 8.7 No Third-Party Beneficiary. The terms and provisions of this Services Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Services Agreement does not confer any such rights, upon any other Person.

Section 8.8 Interpretation. It is the intention of the parties hereto that, during the term of this Services Agreement, the rights and obligations of the parties hereto and their successors-in-interest shall be governed by the terms of this Services Agreement. This Services Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Services Agreement to be drafted.

Section 8.9 Invalid Provisions. If any provision of this Services Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Services Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Services Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Services Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Services Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 8.10 Injunctive Relief. Each party hereto acknowledges that in the event of any breach of this Services Agreement, including, without limitation, Article VI, by one party hereto, the other party shall suffer irreparable injury not compensable by money damages and for which such party shall not have an adequate remedy available at law. Such other party shall be entitled to obtain, without the posting of any bond or other security, such injunctive or other equitable relief to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to such other rights as such other party may have under this Services Agreement or applicable law.

Section 8.11 Relationship. The parties hereto are independent contractors with respect to each other, and nothing in this Services Agreement shall be construed as constituting the parties hereto or as partners, joint venturers or any other form of legal association that would impose liability on one party for the act or failure to act of the other party, except as expressly provided in this Services Agreement.

Section 8.12 Force Majeure. Neither party will be liable to the other party for its failure to perform or for delay in performance of its obligations under this Services Agreement to the extent such failure or delay results from causes beyond its reasonable control, including, without limitation, acts of God or fires, governmental regulations, prohibitions or restrictions, failures of public utilities or providers of electronic communications, strikes or labor stoppages; or transportation interruptions or embargoes

Section 8.13 Counterparts. This Services Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Remainder of page intentionally left blank

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused their authorized representatives to execute this Services Agreement as of the date first above written.

HEADWATERS TECHNOLOGY INNOVATION GROUP, INC.

By:
Name:	James A. Lepinski
Title:	Vice President, New Technology and Business Development

RENTECH, INC.

By:
Name:	Ronald C. Butz
Title:	Vice President and Chief Operating Officer

FT SOLUTIONS LLC

By:
Name:
Title:

Signature Page of Services Agreement

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SCHEDULE A

SERVICES

(1)	Administration and Benefits Services.

•	administering each of the benefits and services referred to in this Schedule A.

(2)	Employee Benefits, Human Resources and Payroll Services (if any).

•	transitioning and maintaining employee benefits for employees;

•	processing and tracking information with respect to employees;

•	maintaining employee personnel records;

•	disseminating information to employees regarding fringe benefits;

•	administering and monitoring workers’ compensation;

•	analyzing unemployment compensation costs;

•	payroll services, including preparation of payroll checks for employees from an account of the Company and maintenance of payroll records; and

•	other employee-related services as reasonably requested by the Company.

(3)	Financial and Operations Services.

•	establishing and maintaining bank accounts;

•	investing short-term funds;

•	credit analysis and obtaining lines of credit; and

•	other financial services as reasonably requested by the Company.

(4)	Risk Management.

•	assistance in attempting to obtain insurance programs and maintaining contacts and relationships with insurance brokers and insurance carriers; and

•	other risk management-related services as reasonably requested by the Company.

(5)	Computer Software.

•	providing services for use of computer hardware solely for purposes of providing access to software licensed by a party hereto under applicable software license agreements that do not constitute Assigned Contracts.

(6)	Space and Communication Facilities.

•	providing certain office space as determined by the Board of Representatives of the Company, and access to resident communications facilities (leased telephone lines or other data transmission lines), and other office equipment and property owned or leased by a party hereto in such office space.

(7)	Facilities Management.

•	providing facilities, management, maintenance and support services.

(8)	Technical Services.

•	providing technical services to adopt, modify, improve and develop GTL technologies, processes, products and services.

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(9)	Miscellaneous.

•	providing such other services as the parties hereto may reasonably agree.

(10)	Sales and Marketing Services.

•	providing marketing, promotion, sales and/or distribution of GTL-related products and services as the parties hereto may reasonably agree.

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